Exhibit 4-c

ROCKWELL AUTOMATION, INC.

2020 LONG-TERM INCENTIVES PLAN

Section 1: Purpose

The purpose of the Plan is to promote the interests of the Corporation and its shareowners by providing incentive compensation opportunities to assist in (i) attracting, motivating and retaining Employees, Prospective Employees and Non-Employee Directors and (ii) aligning the interests of Employees, Prospective Employees and Non-Employee Directors participating in the Plan with the interests of the Corporation’s shareowners.

Section 2: Definitions

As used in the Plan, the following terms shall have the respective meanings specified below.

a.	“Available Stock” means the aggregate number of shares of Stock available for delivery pursuant to the Plan.

b.	“Award” means an award granted pursuant to Section 4.

c.	“Award Agreement” means a document described in Section 6 setting forth the terms and conditions applicable to an Award granted to a Participant.

d.	“BCCG” means the Board Composition and Corporate Governance Committee of the Board of Directors, as it may be comprised from time to time.

e.	“Board of Directors” means the Board of Directors of the Corporation, as it may be comprised from time to time.

f.

“Cause” means (i) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive Officer of the Corporation which specifically identifies the manner in which the Board of Directors or Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties, or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation. For purposes of this definition, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of the Chief Executive Officer or a senior officer of the Corporation or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the

Corporation. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, the Participant is guilty of the conduct described in clause (i) or (ii) above, and specifying the particulars thereof in detail.

g.	“Change of Control” means any of the following:

(i)

the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Rockwell Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Rockwell Voting Securities”); provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Corporation, (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (z) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(g);

(ii)

individuals who, as of October 1, 2019, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Corporation’s shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(iii)

consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Rockwell Common Stock and Outstanding Rockwell Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Rockwell Common Stock and Outstanding Rockwell Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(iv)	approval by the Corporation’s shareowners of a complete liquidation or dissolution of the Corporation.

h.	“Change of Control Good Reason” means any of the following:

(i)	a material diminution in the Participant’s base compensation, target bonus opportunity or eligibility to receive long-term incentives;

(ii)	a material diminution in the Participant’s authority, duties, or responsibilities;

(iii)

a material diminution in the authority, duties or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that the Participant report to a corporate officer or employee instead of reporting directly to the Board of Directors; or

(iv)	a material change in the geographic location at which the Participant must perform services.

Notwithstanding the foregoing, in the case of any Award that is subject to and not exempt from Section 409A, clause (i) above shall instead read as follows: “(i) a material diminution in the Participant’s base compensation;”.

For purposes of this definition, a Participant shall not be deemed to have incurred a termination of employment for a Change of Control Good Reason unless:

(i)

the condition constituting a Change of Control Good Reason occurs during the period commencing with the date of the Change of Control and ending on the second anniversary of the date of the Change of Control; and

(ii)

the Participant provides written notice to the Corporation of the existence of the condition constituting a Change of Control Good Reason within ninety (90) days of the initial existence of the condition constituting a Change of Control Good Reason, the Corporation or one of its affiliates is given thirty (30) days to cure such condition and such condition remains uncured after such thirty (30)-day period.

i.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

j.	“Compensation Committee” means the Compensation Committee of the Board of Directors, as it may be comprised from time to time.

k.

“Committee” means (i) the Compensation Committee (other than with respect to Awards for Non-Employee Directors), (ii) the BCCG (with respect to Awards for Non-Employee Directors) or (iii) in either case, any other committee appointed by the Board of Directors for which each member of such committee shall at the time of any action under the Plan be, to the extent the Board of Directors determines appropriate, (A) a “non-employee director” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act and (B) an “independent” director under the rules of the New York Stock Exchange and any other applicable regulatory requirements.

l.	“Corporation” means Rockwell Automation, Inc. and any successor thereto.

m.

“Dividend Equivalent” means an amount equal to the amount of cash dividends payable with respect to a share of Stock after the date specified in an Award Agreement with respect to an Award settled in Stock or an Award of Restricted Stock Units, Performance Shares or Performance Units; provided, however, that no Dividend Equivalents shall be paid in respect of Awards of Options or SARs.

n.

“Employee” means an individual who is an employee or a leased employee of, or a consultant to, the Corporation or a Subsidiary, but excludes members of the Board of Directors who are not also employees of the Corporation or a Subsidiary.

o.	“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

p.

“Fair Market Value” means the closing sale price of the Stock as reported in the New York Stock Exchange—Composite Transactions (or if the Stock is not then traded on the New York Stock Exchange, the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

q.	“Incentive Stock Option” means an Option (or an option to purchase Stock granted pursuant to any other plan of the Corporation or a Subsidiary) intended to comply with Code Section 422.

r.	“Non-Employee Director” means a member of the Board of Directors who is not an Employee.

s.	“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

t.	“Officer” means an Employee who is an officer of the Corporation as defined in Rule 16a-1(f) under the Exchange Act as it may be amended from time to time.

u.	“Option” means an option to purchase Stock granted pursuant to Section 4(a).

v.	“Participant” means any Employee, Prospective Employee or Non-Employee Director who has been granted an Award.

w.

“Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Goals. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

x.

“Performance Goal” means the level of performance, whether absolute or relative to a peer group or index, established by the Committee as the performance goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

y.

“Performance Measure” means one or more of the following selected by the Committee to measure the performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or both for a Performance Period: basic or diluted earnings per share; revenue; sales; operating income; earnings before or after interest, taxes, depreciation or amortization; return on capital; return on invested capital; return on equity; return on assets; return on net assets; return on sales; cash flow; operating cash flow; free cash flow; working capital; stock price; total shareowner return; and/or such other measures of performance as the Committee may determine at the time any Award is granted. Each such measure, to the extent applicable, shall be determined in accordance with generally accepted accounting principles as consistently applied by the Corporation and, if so determined by the Committee at the time the Award is granted, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

z.

“Performance Period” means one or more periods of time (of not less than one fiscal year of the Corporation), as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award.

aa.	“Performance Share” means an Award denominated in Stock granted pursuant to Section 4(f) and Section 4(g).

bb.	“Performance Unit” means an Award denominated in cash granted pursuant to Section 4(e) and Section 4(g).

cc.	“Plan” means this 2020 Long-Term Incentives Plan as adopted by the Corporation and in effect from time to time.

dd.	“Prior Plans” means the Rockwell Automation, Inc. 2012 Long-Term Incentives Plan and the Rockwell Automation, Inc. 2008 Long-Term Incentives Plan, each as amended.

ee.

“Prospective Employee” means an individual who at the time of the grant of an Award has been extended an offer of employment with the Corporation or a Subsidiary but who has not yet accepted said offer and become an Employee.

ff.	“Restricted Stock” means an Award of Stock subject to restrictions granted pursuant to Section 4(c).

gg.	“Restricted Stock Unit” means an Award denominated in Stock granted pursuant to Section 4(d).

hh.	“SAR” means a stock appreciation right with respect to Stock granted pursuant to Section 4(b).

ii.	“Section 409A” means Code Section 409A, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

jj.	“Section 409A Change of Control” means a Change of Control that meets the requirements of Treasury Regulation Section 1.409A-3(i)(5).

kk.	“Separation from Service” has the meaning set forth in Section 409A.

ll.	“Stock” means shares of Common Stock, par value $1 per share, of the Corporation or any security of the Corporation issued in substitution, exchange or lieu thereof.

mm.

“Subsidiary” means (i) any corporation or other entity in which the Corporation, directly or indirectly, has ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity and (ii) any corporation or other entity in which the Corporation has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of the Plan.

Section 3: Eligibility

The Committee may grant one or more Awards to any Employee, Prospective Employee or Non-Employee Director designated by it to receive an Award.

Section 4: Awards

The Committee may grant any one or more of the following types of Awards, and any such Award may be granted by itself, together with another Award that is linked and alternative to the Award with which it is granted or together with another Award that is independent of the Award with which it is granted:

a.

Options. An Option is an option to purchase a specified number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i)

The exercise price per share of an Option shall not be less than 100% of the Fair Market Value on the date the Option is granted, and no Option may be exercisable more than 10 years after the date the Option is granted.

(ii)

The exercise price of an Option shall be paid in cash (including by authorizing the designated agent or third party approved by the Corporation to sell the Stock (or a sufficient portion of the Stock) acquired upon exercise of the Option and apply the proceeds of such sale to payment of the exercise price of the Option) or, at the discretion of the Committee, in Stock valued at the Fair Market Value on the date of exercise, by withholding shares of Stock for which the Option is exercisable valued at the Fair Market Value on the date of exercise or through any combination of the foregoing.

(iii)

No fractional shares of Stock will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

(iv)	Incentive Stock Options shall be subject to the following additional provisions:

A.

No grant of Incentive Stock Options to any one Employee shall cover a number of shares of Stock whose aggregate Fair Market Value (determined on the date the Option is granted), together with the aggregate Fair Market Value (determined on the respective date of grant of any Incentive Stock Option) of the shares of Stock covered by any Incentive Stock Options that have been previously granted under the Plan or any other plan of the Corporation or any Subsidiary and that are exercisable for the first time during the same calendar year, exceeds $100,000 (or such other amount as may be fixed as the maximum amount permitted by Code Section 422(d)); provided, however, that, if such limitation is exceeded, the Incentive Stock Options granted in excess of such limitation shall be treated as Non-Qualified Stock Options.

B.	No Incentive Stock Option may be granted under the Plan after October 30, 2029.

C.

No Incentive Stock Option may be granted to any Participant who on the date of grant is not an employee of the Corporation or a corporation that is a subsidiary of the Corporation within the meaning of Code Section 424(f).

b.

Stock Appreciation Rights (SARs). A SAR is the right to receive a payment measured by the excess of the Fair Market Value of a specified number of shares of Stock on the date on which the Participant exercises the SAR over the grant price of the SAR determined by the Committee, which shall be exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i)

The grant price of a SAR shall not be less than 100% of the Fair Market Value of the shares of Stock covered by the SAR on the date the SAR is granted, and no SAR may be exercisable more than 10 years after the date the SAR is granted.

(ii)

SARs may be (A) freestanding SARs or (B) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option.

(iii)

The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Stock valued at the Fair Market Value on the date of exercise or partly in cash and partly in Stock (as so valued), as the Committee may determine.

c.

Restricted Stock. Restricted Stock is Stock that is issued to a Participant subject to such restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions shall lapse at such time or times or upon the occurrence of such event or events as the Committee may determine, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or that Participant. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall not be payable or shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be deemed beneficially owned by the Participant and, at the Corporation’s sole discretion, shall be held in book-entry form subject to the Corporation’s instructions, in a nominee account for the Corporation or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Corporation until the restrictions on those shares of Restricted Stock lapse.

d.

Restricted Stock Unit. A Restricted Stock Unit is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Restricted Stock Units are granted. Restricted Stock Units that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the

Stock underlying the Restricted Stock Units on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Restricted Stock Units shall have no ownership interest in any shares of Stock to which such Restricted Stock Units relate until and unless payment with respect to such Restricted Stock Units is actually made in shares of Stock. The Committee may provide for no deemed accumulation of Dividend Equivalents or for the deemed accumulation of Dividend Equivalents in cash, with or without interest, or the deemed reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Restricted Stock Unit and/or such other terms and conditions as the Committee shall determine.

e.

Performance Units. A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Performance Units are granted. Performance Units that become payable in accordance with their terms and conditions shall be paid out in cash, in Stock valued at the Fair Market Value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash and partly in Stock (as so valued), as the Committee may determine.

f.

Performance Shares. A Performance Share is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Performance Shares are granted. Performance Shares that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Performance Shares on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Performance Shares shall have no ownership interest in any shares of Stock to which such Performance Shares relate until and unless payment with respect to such Performance Shares is actually made in shares of Stock.

g.	Performance Goals, Performance Measures and Payouts.

(i)	Each Award of Performance Units or Performance Shares shall include one or more Performance Goal(s) and/or Performance Measure(s) and shall be subject to this Section 4(g).

(ii)

With respect to each Award of Performance Units or Performance Shares, the Committee shall establish, in writing, on or before the date of grant and no more than a reasonable amount of time after the beginning of the relevant Performance Period, one or more Performance Goal(s), Performance Measure(s) and/or Performance Formula(s) for such Award of Performance Units or Performance Shares for the applicable Performance Period.

(iii)

A Participant shall be eligible to receive payment in respect of an Award of Performance Units or Performance Shares only to the extent that the Performance Goal(s) for that Award are achieved and the Performance Formula(s) as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and determine whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine the amount of the Award of Performance Units or Performance Shares earned by the Participant for such Performance Period based upon such Participant’s Performance Formula(s). The Committee shall then determine the actual amount of the Award of Performance Units or Performance Shares to be paid to the Participant and, in so doing, may in its sole discretion decrease or increase the amount of such Award otherwise payable to the Participant based upon such performance. All such determinations of the Committee will be final, conclusive and binding on the Participant. As promptly as practicable after making the foregoing determinations, the Committee shall notify any Participant who has earned any portion of his or her Award of Performance Units or Performance Shares in writing of such determinations.

h.

Stock. The Committee may grant solely to any Participant who is a Non-Employee Director an Award of a specified number of shares of Stock as the Committee shall determine. Such Stock shall not be subject to any restrictions on incidents of ownership or restrictions on transfer (other than pursuant to any federal, state or local securities laws). Upon the grant of an Award of Stock to any Participant who is a Non-Employee Director, such Participant shall own beneficially all of the shares of Stock subject to such Award and have all of the rights of the holder thereof.

i.	Deferrals.

(i)

Generally. The Committee may require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards under such rules and procedures as it may establish under the Plan, including pursuant to the Corporation’s Deferred Compensation Plan or Directors Deferred Compensation Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of Dividend Equivalents on deferred settlements in shares of Stock. Notwithstanding the foregoing, no deferral will be permitted if it will result in the Plan becoming an “employee pension benefit plan” under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. In addition, notwithstanding the foregoing, it is the intent of the Corporation that any deferral made under this Section 4(i) shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

(ii)

Non-Employee Director Deferrals. Each Non-Employee Director may elect each year, not later than December 31 (A) of the year preceding the year in which he or she is to receive an Award of Stock pursuant to Section 4(h) to receive such Award in the form of Restricted Stock Units and (B) of the year preceding the year as to which an election is to be applicable, to receive all or any part of the cash portion of his or her retainer or other fees to be paid for service on the Board of Directors or any committee thereof in the following calendar year through the issuance of or delivery of a whole number of Restricted Stock Units determined by dividing such retainer or other amount by the Fair Market Value of the shares of Stock on the date when each payment of such retainer or other amount would otherwise be made in cash (or on the next preceding day that shares of Stock were traded if they were not traded on such date) and rounding up to the next higher whole number. Each Restricted Stock Unit received pursuant to an election under Section 4(i)(ii)(A) or (B) shall entitle the Non-Employee Director recipient to receive one share of Stock on the day on which he or she retires from the Board of Directors under the Board of Directors’ retirement policy or if he or she resigns from the Board of Directors or ceases to be a member of the Board of Directors by reason of the antitrust laws, compliance with the Corporation’s conflict of interest policies, death, disability or other circumstances the Board of Directors determines not to be adverse to the best interests of the Corporation, provided that such retirement or resignation constitutes a Separation from Service. If such retirement or resignation does not constitute a Separation from Service, each Restricted Stock Unit shall entitle the Non-Employee Director recipient to receive one share of Stock upon such Separation from Service. All Restricted Stock Units granted to Non-Employee Directors under the Plan shall be subject to such other terms and conditions as the Committee shall determine. Such other terms and conditions shall be consistent with the provisions of the Plan, including those set forth in Section 4(d). If a Section 409A Change of Control shall occur, then all shares of Stock underlying Restricted Stock Units granted under the Plan to any Non-Employee Director pursuant to either of the foregoing elections shall be delivered as promptly as practicable to the Non-Employee Director in whose name they are registered and in any event within the calendar year in which the Section 409A Change of Control occurs.

j.

Other Section 409A Provisions. In addition to the provisions related to the deferral of Awards under the Plan set forth in Section 4(i) and notwithstanding any other provision of the Plan to the contrary, the following provisions shall apply to Awards:

(i)

To the extent not otherwise set forth in the Plan, it is the intent of the Corporation that the Award Agreement for each Award shall set forth (or shall incorporate by reference to the Corporation’s Deferred Compensation Plan or Directors Deferred Compensation Plan) such terms and conditions as are necessary to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

(ii)

Without limiting the generality of the foregoing, it is the intent of the Corporation that any payment of dividends on Restricted Stock or any payment of Dividend Equivalents on Restricted Stock Units shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A, including without limitation, to the extent necessary, the establishment of a separate written arrangement providing for the payment of such dividends or Dividend Equivalents.

(iii)

Notwithstanding any other provision of the Plan to the contrary, the Corporation makes no representation that the Plan or any Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Plan or any Award. The Corporation will have no liability to any Participant in the event that the Participant becomes subject to taxation (including taxes, penalties and interest) under Section 409A (other than any reporting and/or withholding obligations that the Corporation may have under applicable tax law) or in the event the Participant incurs other expenses on account of non-compliance or alleged non-compliance with Section 409A,

(iv)

Notwithstanding any other provision of the Plan to the contrary, in the case of any Award that is subject to and not exempt from Section 409A to the extent that payment is made on account of a “Change of Control”, “retirement”, “termination of employment” or “disability”, (A) all references to “Change of Control” (other than the references in Section 10(a)(i)) shall instead refer to “Change of Control that constitutes a Section 409A Change of Control”, (B) all references to “retirement” shall instead refer to “retirement that constitutes a Separation from Service”, (C) all references to a Participant’s employment being terminated shall instead be to the Participant’s Separation from Service, and (D) all references to “disability” shall instead refer to a “disability” that meets the requirements of Treasury Regulation Section 1.409A-3(i)(4)(i).

(v)

Notwithstanding any other provision of the Plan to the contrary, in the case of any Award that is subject to and not exempt from Section 409A, if any payment with respect to such Award is payable to a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i)) and such payment is subject to the six month delay in payment pursuant to Section 409A(a)(2)(B)(i) of the Code, such payment shall be delayed until six months after the Participant’s Separation from Service (or earlier death) in accordance with the requirements of Section 409A.

Section 5: Stock Available under Plan; Limits on Awards

a.

Shares of Available Stock under the Plan. Subject to the adjustment provisions of Section 9 and the provisions of this Section 5, the aggregate number of shares of Available Stock shall be 11,000,000 plus any shares of Stock subject to awards granted under the Prior Plans that may be available again for delivery pursuant to this Section 5.

b.	Share Usage.

(i)

Each share of Stock issued or delivered pursuant to any Award (other than an Option or SAR) granted under the Plan shall, for purposes of Section 5(a), reduce the number of shares of Available Stock by four and forty-two one-hundredths (4.42) shares of Stock for each such share of Stock. Each share of Stock issued or delivered pursuant to any Option or SAR granted under the Plan shall, for purposes of Section 5(a), reduce the number of shares of Available Stock by one (1) share of Stock for each such share of Stock.

(ii)

For purposes of this Section 5, if an Award (other than a Dividend Equivalent) is denominated in shares of Stock, the number of shares of Stock covered by such Award, or to which such Award relates (or in the case of Restricted Stock Units or Performance Shares, the maximum number of shares of Stock deliverable pursuant thereto), shall be counted on the date of grant of such Award against the aggregate number of shares of Available Stock.

(iii)

For purposes of this Section 5, Dividend Equivalents denominated in shares of Stock, dividends on Restricted Stock receivable in shares of Stock and Awards not denominated, but potentially payable, in shares of Stock shall be counted against the aggregate number of shares of Available Stock in such amount (subject to Section 5(b)(i)) and at such time as the Dividend Equivalents, dividends and such Awards are settled in shares of Stock.

(iv)

For purposes of this Section 5, notwithstanding any other provision of the Plan to the contrary, Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the Prior Plans may only be counted once against the aggregate number of shares of Available Stock, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting.

(v)

For purposes of this Section 5, notwithstanding any other provision of the Plan to the contrary (other than as provided in the following sentence and in the last sentence of Section 7), (i) any shares of Stock covered by or related to Awards or awards granted under the Prior Plans that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance or delivery of such shares of Stock, are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Stock, for Awards not involving shares of Stock, shall be available again for delivery pursuant to the Plan and (ii) with respect to any Award described in Section 5(b)(ii) (other than an Option or SAR), upon exercise, settlement or payment thereof with shares of Stock in an amount less than the number of shares of Stock counted on the date of grant against the aggregate number of shares of Available Stock, a number of shares of Stock equal to such deficit shall be available again on the date of such exercise, settlement or payment for delivery pursuant to the Plan. Notwithstanding the foregoing, (x) shares of Stock that are delivered to or withheld by the Corporation to pay all or any portion of the exercise price or withholding taxes under Awards or awards granted under the Prior Plans shall not be made available again for delivery pursuant to the Plan, (y) shares of Stock that are repurchased by the Corporation with Option proceeds shall not be added back to the Available Stock and (z) there shall be no adjustment to the number of shares of Available Stock upon the exercise or settlement of SARs in whole or in part in shares of Stock, regardless of the number of shares of Stock issued or delivered in connection with such exercise or settlement, and the number of shares of Available Stock will be reduced by the number of shares of Stock covered by the SAR on the date the SAR was granted.

(vi)

For purposes of this Section 5, any shares of Stock that are delivered by the Corporation, and any Awards that are granted by, or become obligations of, the Corporation, through the assumption by the Corporation or a Subsidiary of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the aggregate number of shares of Available Stock.

c.	Individual Limits. Subject to the adjustment provisions of Section 9:

(i)

no single Participant (other than a Non-Employee Director) shall receive Awards, in any fiscal year of the Corporation, in the form of Options or SARs that would result in the number of shares of Stock that relate to Options, SARs and options to purchase Stock or stock appreciation rights under any other plan of the Corporation or a Subsidiary granted to such Participant during such fiscal year exceeding 900,000 shares;

(ii)

no single Participant (other than a Non-Employee Director) shall receive Awards, in any fiscal year of the Corporation, in the form of Restricted Stock, Restricted Stock Units or Performance Shares that would result in the number of shares of Stock granted as Restricted Stock, deliverable in payment of Restricted Stock Units or Performance Shares granted and granted as restricted stock or deliverable in payment of restricted stock units or performance shares granted under any other plan or program of the Corporation or a Subsidiary to such Participant during such fiscal year exceeding 450,000 shares; and

(iii)

the maximum amount of any cash or other compensation that may be paid to any single Non-Employee Director, together with the Fair Market Value as of the date of grant of any Stock-based Award granted to such Non-Employee Director under the Plan or any other Stock-based award granted to such Non-Employee Director under any other plan or program of the Corporation or a Subsidiary, in any fiscal year of the Corporation in respect of his or her service as a member of the Board of Directors during such fiscal year shall not exceed $750,000.

d.	Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary:

(i)

no Option or SAR may be exercisable as to one-third of the shares of Stock underlying such Option or SAR before the first anniversary of the date the Option or SAR was granted, as to an additional one-third of the shares of Stock underlying such Option or SAR before the second anniversary of the date the Option or SAR was granted, and as to the balance of the shares of Stock underlying such Option or SAR before the third anniversary of the date the Option or SAR was granted, except, in each case, in the event of death, disability, retirement or a Change of Control;

(ii)

in the case of an Award of Restricted Stock that is subject to restrictions that lapse solely over a specified period of time, no restrictions may lapse as to any portion of such Award before the first anniversary of the date such Award was granted, as to two-thirds of such Award before the second anniversary of the date such Award was granted, and as to one-third of such Award before the third anniversary of the date such Award was granted, except, in each case, in the event of death, disability, retirement or a Change of Control;

(iii)

in the case of an Award of Restricted Stock Units that provides for payout based solely on the passage of a specified period of time, no payout of such Award may be made as to any portion of such Award before the first anniversary of the date such Award was granted, as to two-thirds of such Award before the second anniversary of the date such Award was granted, and as to one-third of such Award before the third anniversary of the date such Award was granted, except, in each case, in the event of death, disability, retirement or a Change of Control; and

(iv)

in the case of an Award of Performance Units or Performance Shares that provides for payout based solely on the achievement of one or more specific performance goals, no payout of such Award may be made as to any portion of such Award before the first anniversary of the date such Award was granted, except in the event of death, disability, retirement or a Change of Control;

provided, however, that up to 5% of the shares of Available Stock (as such number of shares of Available Stock may be increased pursuant to Section 5(b)) may be issued pursuant to Awards of Stock granted pursuant to Section 4(h) and Awards that do not satisfy the minimum vesting or other requirements in clauses (i) through (iv) above.

e.

Limitation on Awards of Stock. In the case of Awards of Stock granted pursuant to Section 4(h), such Awards may not be granted except in the amounts permitted in the proviso at the end of Section 5(d).

f.

Source of Shares. The Stock that may be delivered on grant, exercise or settlement of an Award under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares. At all times the Corporation will reserve and keep available a sufficient number of shares of Stock to satisfy the requirements of all outstanding Awards made under the Plan.

Section 6: Award Agreements

Each Award under the Plan (other than Awards of Stock to Non-Employee Directors pursuant to Section 4(h)) shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to (i) provisions for the time at which the Award becomes exercisable or otherwise vests; (ii) provisions for the treatment of the Award in the event of the termination of a Participant’s status as an Employee; (iii) any special provisions applicable in the event of an occurrence of a Change of Control, as determined by the Committee consistent with the provisions of the Plan; and (iv) in the Committee’s sole discretion, any additional provisions as may be necessary to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

Section 7: Amendment and Termination

The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part; provided, however, that, without the approval of the shareowners of the Corporation, no such action shall (i) increase the number of shares of Available Stock as set forth in Section 5 (other than adjustments pursuant to Section 9), (ii) change the class of persons eligible to participate in the Plan, (iii) amend Section 5(d)(i) to allow for accelerated exercisability of Awards of Options or SARs described in such clause, (iv) amend Section 5(d)(ii) to allow for accelerated lapses of restrictions on Awards of Restricted Stock described in such clause, (v) amend Section 5(d)(iii) to allow for accelerated payouts of Awards of Restricted Stock Units described in such clause, (vi) amend Section 5(d)(iv) to allow for accelerated payouts of Awards of Performance Units or Performance Shares described in such clause, or (vii) materially increase the benefits accruing to Participants under the Plan, or otherwise be effective to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, including applicable requirements of the New York Stock Exchange; and provided, further, that, subject to Section 9, no such action shall impair the rights of any holder of an Award without the holder’s consent. The Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; provided, however, that, subject to Section 9, (A) no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent and (B) without the approval of the shareowners of the Corporation, no such alteration or amendment shall accelerate (x) the exercisability of an Award of Options or SARs, (y) the lapse of restrictions on an Award of Restricted Stock or (z) the payout of an Award of Restricted Stock Units, Performance Units or Performance Shares, except, in each case described in this clause (B), in the event of death, disability, retirement or a Change of Control. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 9) amend the Plan or any Award Agreement to reprice any Option or SAR whose exercise price is above the then Fair Market Value of the Stock subject to the Award, whether by decreasing the exercise price, canceling the Award and granting a substitute Award, repurchasing the Award for cash, or otherwise.

Section 8: Administration

a.	The Plan and all Awards shall be administered by the Committee.

b.

Any member of the Committee who, at the time of any proposed grant of one or more Awards, is not a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act shall abstain from and take no part in the Committee’s action on the proposed grant.

c.

The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Employees, Prospective Employees or Non-Employee Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

d.

The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

e.	The Corporation shall pay all reasonable expenses of administering the Plan, including but not limited to the payment of professional fees.

f.

It is the intent of the Corporation that the Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy: (i) in the case of Participants who are or may be Officers, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act; and (ii) either the requirements for exemption under Section 409A or the requirements of Section 409A. If any provision of the Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 8(f), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent and to the extent legally permitted, such provision shall be deemed void as to the applicable Participant.

g.	The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

h.

The Committee may delegate, and revoke the delegation of, all or any portion of its authority and powers under the Plan to the Chief Executive Officer of the Corporation, except that the Committee may not delegate any discretionary authority with respect to (i) Awards granted to the Chief Executive Officer of the Corporation, (ii) Awards granted to other Officers, (iii) Awards granted to Non-Employee Directors or (iv) substantive decisions or functions regarding the Plan or Awards to the extent inconsistent with the intent expressed in Section 8(f) or to the extent prohibited by applicable law.

Section 9: Adjustment Provisions

a.

In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Corporation is a surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan and outstanding Awards and Award Agreements and make such equitable and other adjustments and take such actions thereunder as are applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the aforementioned events is equal to the intrinsic value of each outstanding Award immediately prior to any of such aforementioned events. Such amendments, adjustments and actions shall include, without limitation, as applicable, changes in the number of shares of Available Stock, the maximum number of shares of Stock that may be granted or delivered as or in payment of Awards to any single Participant pursuant to the Plan, including those that are then covered by outstanding Awards, the number of shares of Stock subject to outstanding Awards, the Option exercise price under outstanding Options and the SAR grant price under outstanding SARs, and accelerating the vesting of outstanding Awards.

b.

The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareowners of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, any dividend of Stock, cash, securities or other property, or any other corporate act or proceeding.

Section 10: Miscellaneous

a.

Change of Control. Except as is necessary to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A, in the case of all Awards (other than Awards granted to Non-Employee Directors), (i) if (A) a Change of Control occurs, (B) all such Awards that are outstanding are assumed or substituted with comparable awards by the successor corporation in such Change of Control or its parent corporation and (C) within two years of such Change of Control the Participant’s employment is terminated (1) by reason of death or disability, (2) by the Participant for a Change of Control Good Reason or (3) by the Corporation other than for Cause or (ii) if (A) a Change of Control occurs and (B) all such Awards that are outstanding are not assumed or substituted with comparable awards by the successor corporation in such Change of Control or its parent corporation, all outstanding Options and SARs (and, in the case of clause (i), any substituted awards of options or stock appreciation rights) will become vested and exercisable; all restrictions on Restricted Stock (and, in the case of clause (i), any substituted awards of restricted stock) will lapse; all performance goals applicable to Awards (and, in the case of clause (i), any substituted awards) will be deemed achieved at levels determined by the Committee and all other terms and conditions met; all Performance Units, Restricted Stock Units and Performance Shares (and, in the case of clause (i), any substituted awards of performance units, restricted stock units or performance shares) will be paid out as promptly as practicable; and all other Awards (and, in the case of clause (i), any other substituted awards) will be delivered or paid.

Notwithstanding the foregoing, in the case of any Award that is subject to and not exempt from Section 409A, any payment of amounts or delivery of shares under such Awards will be paid promptly and in any event within ninety (90) days of such Change of Control in the case of clause (ii) above and within ninety (90) days of the Participant’s Separation from Service in the case of clause (i) above.

b.

Nonassignability. Except as otherwise provided by the Committee, no Award shall be assignable or transferable except by will or by the laws of descent and distribution; provided, however, that under no circumstances shall an Award be transferrable for value or consideration to the Participant.

c.

Clawback. All Awards are subject to clawback, recoupment and/or recovery in accordance with the terms of (a) any agreement between the Participant, on the one hand, and the Corporation or a Subsidiary, on the other hand (including an Award Agreement), and (b) the Corporation’s clawback, recoupment and/or recovery policies, in each case, in effect from time to time. The Committee may, as it determines necessary or appropriate, include such clawback, recoupment and/or recovery provisions in an Award Agreement.

d.

Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Corporation or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

e.

Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any payment is provided to be made under the Plan, then payments shall be made accordingly; provided, however, to the extent that such payments would cause an Award to fail to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A, the Committee may determine in its sole discretion not to make such payments in such manner. Any such payment shall be a complete discharge of the liability hereunder.

f.

Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Corporation or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

g.

Limits of Liability. Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement related thereto. Neither the Corporation or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

h.

Rights of Participants. Status as an eligible Employee, Prospective Employee or Non-Employee Director shall not be construed as a commitment that any Award shall be made under the Plan to such eligible Employee, Prospective Employee or Non-Employee Director or to eligible Employees, Prospective Employees or Non-Employee Directors generally. Nothing contained in the Plan or in any Award Agreement shall confer upon any Employee or Prospective Employee any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract of employment or limit in any way the right of the Corporation or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. A transfer of an Employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized by the Corporation, shall not be deemed a termination of employment or other service; provided, however, that, to the extent that Section 409A is applicable to an Award, Section 409A’s definition of “separation from service”, to the extent contradictory, may apply to determine when a Participant becomes entitled to a distribution upon termination of employment. Nothing contained in the Plan or in any Award Agreement shall confer upon any Non-Employee Director any right to continue as a member of the Board of Directors or in other service of the Corporation or a Subsidiary or to be associated in any other way with the Corporation or a Subsidiary.

i.

Rights as a Shareowner. Except as set forth in the Plan or in the applicable Award Agreement for shares of Restricted Stock, a Participant shall have no dividend or other rights as a shareowner with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

j.

Withholding. Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be delivered to the Corporation or deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be delivered to the Corporation or deducted in satisfaction of the withholding requirement shall be determined by the Corporation with reference to the Fair Market Value of the Stock when the withholding is required to be made; provided, however, that the amount of withholding to be paid in respect of Options exercised through the cashless method in which shares of Stock for which the Options are exercised are immediately sold may be determined by reference to the price at which said shares are sold. The Corporation shall have no obligation to deliver any Stock pursuant to the grant or settlement of any Award until it has been reimbursed for all required withholding taxes.

k.

Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

l.

Construction. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise. Any reference to a statutory provision or a rule under a statute shall be deemed a reference to that provision or any successor provision unless the context clearly indicates otherwise.

m.

Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

n.

Applicable Law. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

o.

Compliance with Laws. Notwithstanding anything contained in the Plan or in any Award Agreement to the contrary, the Corporation shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any such law or regulation.

p.

Supplementary Plans. The Committee or Chief Executive Officer of the Corporation may authorize supplementary plans applicable to Employees, Prospective Employees or Non-Employee Directors subject to the tax laws of one or more countries other than the United States and providing for the grant of Non-Qualified Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares to such Employees, Prospective Employees or Non-Employee Directors on terms and conditions, consistent with the Plan, determined by the Committee, which may differ from the terms and conditions of other Awards pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Options granted under any supplementary plan shall include provisions that conform with Sections 4(a)(i)-(iii) and Section 5(d)(i); SARs granted under any supplementary plan shall include provisions that conform with Section 4(b) and Section 5(d)(i); Restricted Stock granted under any supplementary plan shall include provisions that conform with Section 4(c) and Section 5(d)(ii); Restricted Stock Units granted under any supplementary plan shall include provisions that conform with Section 4(d) and Section 5(d)(iii); Performance Units granted under any supplementary plan shall include provisions that conform with Section 4(e) and Section 5(d)(iv) and Performance Shares granted under any supplementary plan shall include provisions that conform with Section 4(f) and Section 5(d)(iv).

q.

Effective Date and Term. The Plan was adopted by the Board of Directors on October 30, 2019 and will become effective upon approval by the Corporation’s shareowners. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements; provided, however, that Awards under the Plan may be granted only within ten (10) years after the effective date of the Plan.